UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2019

 AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.02 Results of Operations and Financial Condition.

On April 30, 2019, Ampio Pharmaceuticals, Inc. (the “Company”) announced its first quarter 2019 financial results as follows:

Cash Position:  The Company ended the quarter on March 31, 2019, with cash and cash equivalents totaling $5.2 million compared to $7.6 million for the year ended December 31, 2018.

R&D Expenses:  Research and development expenses for the first quarter of 2019 were, $1.6 million, a decrease of $0.4 million from $2.0 million for the same period in 2018.  The decrease was primarily attributable to a reduction in clinical trials and sponsored research expense.

G&A Expenses: General and administrative expenses for the first quarter of 2019 were $1.1 million, a decrease of $0.4 million from $1.5 million for the same period in 2018.  The decrease was primarily attributable to a decrease in occupancy, travel and other expenses, patent costs and stock-based compensation.

Net Loss: The Company reported a net loss of $5.8 million or ($0.05) per common share for the first quarter of 2019 compared to a net income of $22.0 million or $0.27 per common share for the first quarter of 2018. The net loss during the first quarter of 2019 was primarily attributable to the non-cash derivative loss of $3.1 million that was recognized, along with operating expenses of $2.7 million that were incurred. The increase in our stock price from $0.39 as of December 31, 2018 to $0.56 as of March 31, 2019 caused the valuation of the warrant liability to increase resulting in a derivative loss during the 2019 quarter. The net income during the 2018 quarter was primarily attributable to the non-cash derivative gain of $25.6 million, which was offset by $3.6 million of operating expenses that were incurred. The decrease in our stock price from $4.07 as of December 31, 2017 to $3.40 as of March 31, 2018 caused the valuation of the warrant liability to decrease resulting in a derivative gain during the first quarter of 2018.

Ampio Pharmaceuticals ended the quarter with 111,127,878 shares outstanding.

The information in this Item 2.02 is furnished solely pursuant to Item 2.02 of Form 8-K.  Consequentially, such information is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  Further, the information in this Item 2.02 shall not be deemed to be incorporated by reference into the filings of registrant under the Securities Act of 1933.

Item 8.01.  Other Events.

As previously reported, the Company submitted a Special Protocol Assessment, or SPA, to the U.S. Food and Drug Administration, or FDA, to obtain FDA concurrence on the design of an additional trial of KL 4 osteoarthritis patients with concurrent controls.  On April 29, 2019, the Company issued a press release providing an update with respect thereto. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Ampio Pharmaceuticals, Inc. press release, dated April 29, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Thomas E. Chilcott, III
Thomas E. Chilcott, III
Chief Financial Officer

Dated: April 30, 2019